                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT, entered into as of this 10thth day of February, 1999, is between ANCHOR NATIONAL LIFE INSURANCE COMPANY ("Anchor"), a life insurance company organized under the laws of the State of Arizona, on behalf of itself and VARIABLE ANNUITY ACCOUNT SEVEN ("Separate Account"), a Separate Account established by Anchor pursuant to the insurance laws of the State of Arizona, and SUNAMERICA CAPITAL SERVICES, INC. ("Distributor"), a corporation organized under the laws of the State of Delaware.


                                   WITNESSETH:


         WHEREAS, Anchor issues to the public certain variable annuity contracts identified on the contract specification sheet attached hereto as Attachment A ("Contracts"); and

         WHEREAS, Anchor, by resolution adopted on August 28, 1998, established the Separate Account on its books of account, for the purpose of issuing variable annuity contracts; and

         WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-09003); and

         WHEREAS, the Contracts to be issued by Anchor are registered with the Commission under the Securities Act of 1933 (the "Act") (File No. 333-65965) for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

         WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as distributor on an agency basis in the marketing and distribution of the Contracts;

         WHEREAS, Anchor desires to obtain the services of the Distributor as distributor of said Contracts issued by Anchor through the Separate Account;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Anchor, the Separate Account and Distributor hereby agree as follows:

         1. The Distributor will serve as distributor on an agency basis for the Contracts which will be issued by Anchor through the Separate Account.

         2. The Distributor will, either directly or through an affiliate, provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis. The Distributor shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to Distributor in connection with its duties as distributor of said Contracts. Moreover, the Distributor shall conduct its affairs in accordance with the Conduct Rules of the NASD Regulation, Inc.

         3. Subject to agreement of Anchor, the Distributor may enter into dealer agreements with broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by Anchor through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and the Distributor will at all times be responsible to Anchor for purposes of the federal securities laws for the distribution of Contracts issued through the Separate Account.

         4.       WARRANTIES

                  (a)      Anchor represents and warrants to Distributor that:

                           (i) Registration Statements on Form N-4 (and, if applicable, Form S-1) for each of the Contracts identified on Attachment A have been filed with the Commission in the form previously delivered to the Distributor and that copies of any and all amendments thereto will be forwarded to the Distributor at the time that they are filed with the Commission;

                           (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Anchor by the Distributor expressly for use therein;

                           (iii) Anchor is validly existing as a stock life insurance company in good standing under the laws of the state of Arizona, with power (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction, or conducts any business, so as to require such qualification;

                           (iv) The Contracts to be issued through the Separate Account and offered for sale by the Distributor on behalf of Anchor hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

                           (v) Those persons who offer and sell the Contracts are to be appropriately licensed in a manner as to comply with the state insurance laws;




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

                           (vi) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Anchor is a party or by which Anchor is bound, Anchor's Charter as a stock life insurance company or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Anchor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Anchor of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the distribution of the Contracts by the Distributor; and

                           (vii) There are no material legal or governmental proceedings pending to which Anchor or the Separate Account is a party or of which any property of Anchor or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Anchor, if determined adversely to Anchor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Anchor.

                  (b)    The Distributor represents and warrants to Anchor that;

                           (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc., and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

                           (ii)     The performance of this Agreement and the

                                    consummation of the transactions herein
                                    contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor is bound, the Certificate of Incorporation or By-laws of the Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or its property; and

                           (iii) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Anchor by the Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to




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

                                    the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         5. The Distributor, or an affiliate thereof, shall keep, or cause to be kept, in a manner and form prescribed or approved by Anchor and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account as required to be maintained by a registered broker-dealer, acting as distributor, of all transactions entered into on behalf of Anchor and with respect to its activities under this Agreement for Anchor. The party maintaining the books and records required hereunder shall make such records and books of account available for inspection by the Commission, and Anchor shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand.

         6. Subsequent to having been authorized to commence the activities contemplated herein, the Distributor, or an affiliate thereof, will cause the currently effective Prospectus relating to the subject Contracts in connection with its marketing and distribution efforts to be utilized. As to the other types of sales material, the Distributor, or an affiliate thereof, agrees that it will cause to be used only sales materials as have been authorized for use by Anchor and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the National Association of Securities Dealers, Inc.

         7. The Distributor, or such other person as referred to in paragraph 6 above, will not distribute any Prospectus, sales literature, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, or such other person, any of the foregoing misstates the duties, obligation or liabilities of Anchor or the Distributor.

         8. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts shall be borne by Anchor.

         9. The Distributor, as distributor of the Contracts, shall not be entitled to remuneration for its services.

         10. All premium payments collected on the sale of the Contracts by the Distributor, if any, shall be transmitted to Anchor for immediate allocation to the Separate Account in accordance with the directions furnished by the purchasers of such Contracts at the time of purchase.

         11. The Distributor makes no representations or warranties regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. The Distributor does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective registration statement with the Commission.




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

         12. It is understood and agreed that the Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

         13. Anchor will use its best efforts to assure that the Contracts are continuously registered under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and to file for approval under state insurance laws when necessary.

         14. Anchor reserves the right at any time to suspend or limit the public offering of the subject Contracts.

         15.      Anchor agrees to advise the Distributor immediately of:

                  (a) any request by the Commission (i) for amendment of the Registration Statement relating to the Contracts, or (ii) for additional information;

                  (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

                  (c) the happening of any material event, if known, which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

         16. Anchor will furnish to the Distributor such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as the Distributor may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

         17. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

         18. This Agreement will terminate automatically upon its assignment to any person other than a person which is a wholly owned subsidiary of SunAmerica Inc. This Agreement shall terminate, without the payment of any penalty by either party:

                  (a) at the option of Anchor, upon sixty days' advance written notice to the Distributor; or

                  (b) at the option of the Distributor upon 90 days' written notice to Anchor; or

                  (c) at the option of Anchor upon institution of formal proceedings against the Distributors by the National Association of Securities Dealers, Inc. or by the Commission; or

                  (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

         19. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing.

         20.      (a)      Anchor shall indemnify and hold harmless the
                           Distributor  and each  person,  if any, who controls
                           the Distributor  within the  meaning of the Act
                           against any losses,  claims,  damages  or
                           liabilities  to which the Distributor  or  such
                           controlling   person  may  become subject,  under the
                           Act or  otherwise,  insofar  as such losses,  claims,
                           damages or liabilities  (or actions in respect
                           thereof)  arise  out of or are  based  upon any
                           untrue  statement  or  alleged  untrue  statement  of
                           a material fact contained in the  Registration
                           Statement, Prospectus or Statement of Additional
                           Information or any other written sales material
                           prepared by Anchor which is utilized by the
                           Distributor in connection with the sale of  Contracts
                           or  arise  out of or are  based  upon the omission or
                           alleged omission to state therein a material fact
                           required to be stated  therein (in the case of the
                           Registration  Statement,  Prospectus  and  Statement
                           of Additional  Information),  or in the case of such
                           other sales material, necessary to make the
                           statements therein not misleading in the light of the
                           circumstances  under which they were made and will
                           reimburse the  Distributor and each such controlling
                           person for any legal or other expenses  reasonably
                           incurred by the Distributor or such controlling
                           person in connection with  investigating or defending
                           any such loss,  claim,  damage,  liability or action,
                           provided,  however,  that  Anchor  will  not be
                           liable  in any  such  case to the  extent  that any
                           such loss,  claim,  omission or alleged omission made
                           in such Registration  Statement,   Prospectus  or
                           Statement of Additional Information is in conformity with information furnished to Anchor specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to Anchor or the Contract Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or by reason of his or her reckless disregard by the Distributor of its obligations and duties under this Agreement.

                  (b) The Distributor will likewise indemnify and hold harmless Anchor, each of its directors and officers and each person, if any, who controls the Trust within the meaning of the Act to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Trust by the Distributor specifically for use therein.

         21. This Agreement shall be subject to the laws of the State of California and construed so as to interpret the Contracts and insurance contracts written within the business operation of Anchor.

         22. This Agreement covers and includes all agreements, verbal and written, between Anchor and the Distributor with regard to the marketing and distribution of the Contracts, and supersedes and annuls any and all agreements between the parties with regard to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous or future agreements entered into between Anchor and the Distributor unrelated to the sale of the Contracts.

         THIS AGREEMENT, along with any Attachment attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amended shall not affect the rights of existing Contract Owners, and that such amended be in writing and duly executed.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.

                                         ANCHOR NATIONAL LIFE INSURANCE COMPANY


                                         By:         /s/ Susan L. Harris
                                            -----------------------------------
                                                     Susan L. Harris
                                                     Senior Vice President


                                         VARIABLE ANNUITY ACCOUNT SEVEN

                                          By:      ANCHOR  NATIONAL LIFE
                                                   INSURANCE COMPANY


                                          By:        /s/ Susan L. Harris
                                             ----------------------------------
                                                     Susan L. Harris
                                                     Senior Vice President


                                          SUNAMERICA CAPITAL SERVICES, INC.


                                          By:        /s/ Robert M. Zakem
                                             ---------------------------------
                                                     Robert M Zakem
                                                     Executive Vice President





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



                                  ATTACHMENT A


                          CONTRACT SPECIFICATION SHEET

The following variable annuity contracts are the subject of the Distribution Agreement between Anchor National Life Insurance Company and SunAmerica Capital Services, Inc. dated February 10, 1999 regarding the sale of the following contracts funded in Variable Annuity Account Seven:

                  1.       Polaris Class A















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